Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE January 22, 2015

WesBanco, Inc. 1 Bank Plaza Wheeling, WV 26003

And

ESB Financial Corporation 600 Lawrence Avenue Ellwood City, PA 16117

For Further Information Contact: Todd F. Clossin (304) 234-9202 President & CEO, WesBanco, Inc.

Or

Charlotte A. Zuschlag President & CEO, ESB Financial Corporation (724) 758-5584

WesBanco and ESB Financial Announce Shareholders Approve Merger Agreement

Wheeling, WV, and Ellwood City PA,…On January 22, 2015, shareholders of WesBanco, Inc. ("WesBanco") (NASDAQ Global Select Market: WSBC) approved the issuance of shares of WesBanco common stock in connection with the previously announced Agreement and Plan of Merger pursuant to which ESB Financial Corporation ("ESB") (NASDAQ Global Select Market: ESBF) will merge with and into WesBanco.  In a separate vote, shareholders of ESB adopted the Agreement and Plan of Merger thereby approving the merger.

The merger is expected to be completed after receipt of all required regulatory approvals which is anticipated to be in the first quarter of 2015.

Todd F. Clossin, President and Chief Executive Officer of WesBanco, stated, "With the acquisition of ESB, WesBanco will become a top 10 player in the Pittsburgh market. We believe we can provide customers of ESB with a broader array of banking services, including expanded commercial and mortgage lending capabilities as well as trust and wealth management services.  We are also excited about working with the experienced and successful employees of ESB."

"We look forward to joining the WesBanco team," said Charlotte A. Zuschlag, President and Chief Executive Officer of ESB and ESB Bank. "With this merger, we will build on our community banking heritage while providing enhanced strength, size and stability for our customers and the communities we serve."

Under the terms of the Agreement and Plan of Merger, each share of common stock of ESB outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.502 of a share of common stock of WesBanco and $1.76 in cash.

WesBanco is a multi-state bank holding company with total assets of approximately $6.3 billion, operating through 120 branch locations and 107 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco's banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

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ESB is a Pennsylvania thrift holding company, headquartered in Ellwood City, Lawrence County, with approximately $1.9 billion in assets.  When the transaction is consummated, the combination of the two banking companies will create a bank with approximately $8.3 billion in total assets providing banking services through 143 branch locations and 130 ATM's in three states.

Forward-looking Statements:

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between WesBanco and ESB, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and ESB may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco's 2013 Annual Report on Form 10-K, ESB's 2013 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and ESB with the Securities and Exchange Commission, including both companies' Form 10-Qs as of March 31, June 30, and September 30, 2014. All forward-looking statements included in this news release are based on information available at the time of the release. Neither WesBanco nor ESB assumes any obligation to update any forward-looking statement.

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